EXHIBIT 10.1

Omega Advisors, Inc.
88 Pine Street

Wall Street Plaza

31st Floor

New York, NY 10005

October 28, 2013

Institutional Financial Markets, Inc.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA  19104

Dear Sir or Madam:

Omega Charitable Partnership, L.P. (the “Seller”) proposes to sell to Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), that certain 10.50% Contingent Convertible Senior Note Due 2027, dated July 22, 2011 (CUSIP 45779LAA5), in the original principal amount of Five Million Dollars ($5,000,000), which was issued by the Company to the Seller in book-entry form only (the “Note”).  Subject to the terms and conditions set forth herein, the sale of the Note shall take place on such date and for the consideration described in section 3 of this letter agreement (this “Agreement”).

1. Representations and Warranties of the Company.    The Company represents and warrants to and agrees with the Seller that:

(a) This Agreement has been duly authorized, executed and delivered by the Company, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any (i) provision of applicable law,  (ii) the organizational documents of the Company,  (iii) any agreement or other instrument binding upon the Company, (iv) any judgment, order or decree of any governmental body,  agency or court having jurisdiction over the Company or any of its subsidiaries and no consent,  approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement other than those consents,  approvals,  authorizations, orders or qualifications which have been obtained.

2.  Representations and Warranties of the Seller.  The Seller represents and warrants to and agrees with the Company that, as of the date hereof and as of the Delivery Date (as defined below):

(a)This Agreement has been duly authorized, executed and delivered by the Seller, and this Agreement constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b)The execution and delivery by the Seller of, and the performance by the Seller of its obligations under, this Agreement will not contravene any (i) provision of applicable law,  (ii) the organizational documents of the Seller,  (iii) any agreement or other instrument binding upon the Seller, (iv) any judgment, order or decree of any governmental body,  agency or court having jurisdiction over the Seller or any of its subsidiaries and no consent,  approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Seller of its obligations under this Agreement.

(c)The Seller has,  and on the Delivery Date will have,  good, marketable and unencumbered title to the Note, free and clear of all security interests, claims, liens,  equities or other encumbrances, and the legal right and power, and all authorization and approval required by law (i) to enter into this Agreement, and (ii) to sell and transfer the Note to the Company.  The sale and transfer of the Note in accordance with this Agreement will convey to the Company good, marketable and unencumbered title to the Note,  free and clear of all security interests, claims, liens, equities or other encumbrances.

(d)Other than as disclosed to the Company in writing, the Seller has not engaged any broker, finder or other person acting in such capacity that is entitled to any commission or fee in connection with the transactions contemplated by this Agreement.

3.  Agreement to Sell and Purchase.  The Seller hereby agrees to sell to the Company, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, and the Company hereby agrees to purchase from the Seller, the Note for a purchase price equal to Five Million Two Hundred Thirty-Seven Thousand Seven Hundred Eight Dollars ($5,237,708) (the “Purchase Price”).  The parties agree that the Purchase Price includes all accrued cash and interest through the date hereof and that, following the date hereof, no additional interest whatsoever under the Note shall be paid or payable by the Company to the Seller.  The parties hereto agree that, following the Company’s delivery to the Seller of the Purchase Price and Seller’s execution and delivery of the Assignment (as defined below) to the Company, the Seller shall have no further rights whatsoever under the Note.

4.  Payment and Delivery.  Payment of the Purchase Price by the Company to the Seller shall take place no more than three (3) business days after the date of this Agreement (the “Delivery Date”).    On the Delivery Date, the Company will pay to the Seller the Purchase Price in cash to the Seller’s account as specified in writing to the Company and the Seller shall execute and deliver to the Company the Assignment of Promissory Note attached hereto as Exhibit A (the “Assignment”), in accordance with such instructions as the Company may specify in writing.  On the Delivery Date and thereafter the Seller shall execute such documents and take such further action as may be reasonably necessary in order to transfer to the Company all right,  title and interest to the Note, including, without limitation, instructing the custodian which holds the Note on behalf of the Seller to electronically transfer (or “DWAC”) the Note to the Company.

5. Conditions and Obligations of the Seller.  The obligation of the Seller to sell the Note is subject to the following conditions:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Delivery Date; and

(b)  The Company shall have performed,  satisfied and complied with the covenants, agreements and conditions required by this Agreement at or prior to the Delivery Date.

6.  Conditions and Obligations of the Company.  The obligation of the Company to purchase the Note is subject to the following conditions:

(a)  The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the date hereof and as of the Delivery Date;

(b)  The Seller shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement at or prior to the Delivery Date;  and

(c) The Seller shall have executed and delivered all documents (including, without limitation, the Assignment), and taken all actions, necessary to transfer the Note to the Company free and clear of all security interests, claims, liens,  equities or other encumbrances.

7.  Termination.  The Seller may terminate this Agreement with written notice given to the Company if (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or NASDAQ Stock Market,  (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, or (iii) a material disruption in securities settlement,  payment or clearance services in the United States shall have occurred.  The Company may terminate this Agreement with one (1) business day’s written notice given to the Seller.

8.  Notices.  All notices, requests, demands,  claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid,  (c) transmitted by overnight courier, or (d) transmitted by facsimile,  and in each case to the relevant party at the address set forth below:

If to the Company:	If to the Seller:
Institutional Financial Markets, Inc. Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA 19104 Attn: Chief Financial Officer Facsimile: 215-701-8280	Omega Advisors, Inc. 88 Pine Street Wall Street Plaza 31st Floor New York, NY 10005 Attn: Leon G. Cooperman Facsimile:____________________

9.  Counterparts.  This Agreement may be signed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.  Entire Agreement.  This Agreement constitutes the entire agreement among the parties pertaining to the transactions contemplated herein and supersedes any prior agreements, understandings, negotiations and discussions between the parties, whether oral or written,  on such matters,  and this Agreement shall not be amended, changed, supplemented, waived or otherwise modified except in a writing executed by each of the parties hereto.

11.  Governing Law.     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to any applicable principles of conflicts of law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN).

[Signature page follows]

Very truly yours,

OMEGA CHARITABLE PARTNERSHIP, L.P.

By: Omega Associates, LLC, its General partner

By: /s/ LEON G. COOPERMAN

Name:Leon G. Cooperman

Title:Managing Member

Accepted and agreed as of the date hereof:

INSTITUTIONAL FINANCIAL MARKETS, INC.

By: /s/ JOSEPH W. POOLER, JR.

Name:Joseph W. Pooler, Jr.

Title:Executive Vice President and Chief

Financial Officer

EXHIBIT A

Assignment OF Promissory Note

1.For Value Received, the undersigned (the “Seller”) hereby sells, assigns and transfers unto Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), all right, title and interest of the undersigned in and to that certain 10.50% Contingent Convertible Senior Note Due 2027, dated July 22, 2011 (CUSIP 45779LAA5), in the original principal amount of Five Million Dollars ($5,000,000), which was issued by the Company to the Seller in book-entry form only (the “Note”).

2.Representations and Warranties of the Seller.  The Seller represents and warrants to and agrees with the Company that:

(a)This Assignment of Promissory Note (this “Assignment”) has been duly authorized, executed and delivered by the Seller, and this Assignment constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) The execution and delivery by the Seller of, and the performance by the Seller of its obligations under, this Assignment will not contravene any (i) provision of applicable law,  (ii) the organizational documents of the Seller,  (iii) any agreement or other instrument binding upon the Seller, (iv) any judgment, order or decree of any governmental body,  agency or court having jurisdiction over the Seller or any of its subsidiaries and no consent,  approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Seller of its obligations under this Assignment other than those consents,  approvals,  authorizations, orders or qualifications which have been obtained.

(c) The Seller has good, marketable and unencumbered title to the Note, free and clear of all security interests, claims, liens,  equities or other encumbrances, and the legal right and power, and all authorization and approval required by law (i) to enter into this Assignment, and (ii) to sell and transfer the Note to the Company.  The sale and transfer of the Note in accordance with this Assignment will convey to the Company good, marketable and unencumbered title to the Note,  free and clear of all security interests, claims, liens, equities or other encumbrances.

3.Purchase Price.  In consideration of the sale of the Note, the Company has paid to the Seller, in cash, Five Million Two Hundred Thirty-Seven Thousand Seven Hundred Eight Dollars ($5,237,708) (the “Purchase Price”).  The Seller agrees and acknowledges that the Purchase Price includes all accrued cash and interest through the date hereof and that, following the date hereof, no additional interest whatsoever under the Note shall be paid or payable by the Company to the Seller.  The Purchase Price is payable to the Seller by wire transfer of immediately available funds to the following account:

[Insert Seller’s wire instructions]

4.Governing Law.  This Assignment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to any applicable principles of conflicts of law.

Dated:  October 28, 2013

OMEGA CHARITABLE PARTNERSHIP, L.P.

By: Omega Associates, LLC, its General partner

By:

Name:Leon G. Cooperman

Title:Managing Member